Exhibit 99.1

INFOSPACE, INC.

InfoSpace Names Jim Voelker Chairman, Chief Executive Officer and President

Board of directors terminates Naveen Jain as chairman and CEO

BELLEVUE, Wash. (Dec. 21, 2002)—InfoSpace, Inc. (NASDAQ: INSP), a provider of wireless and Internet software and application services, today announced that the Company has named InfoSpace Board Director and telecommunications and technology industry veteran Jim Voelker chairman, chief executive officer (CEO) and president. Voelker, a member of the InfoSpace board of directors since July, assumes executive responsibility for InfoSpace effective immediately.

InfoSpace’s board of directors terminated Naveen Jain as chairman and CEO effective today.

Voelker has held a variety of senior executive positions within the telecommunications and technology industries. He served as president and board director of NEXTLINK Communications Inc., now XO Communications, where he was instrumental in developing the Company vision and guiding overall operations from inception in 1994 through 1998. Prior to NEXTLINK, Voelker served as CEO and board director of U.S. Signal, where he successfully directed the merger and operation of various entities into a single unit which became the first full service competitive local exchange carrier in the U.S.

“InfoSpace has established a growing list of industry leading customers and partners, a talented and dedicated employee base, and a strong balance sheet, which makes this a compelling opportunity,” said Voelker. “I believe we have the people, products and the financial strength to capitalize on the opportunities in front of us.”

“The experience and accomplishments Jim has achieved throughout his impressive career show the potential for what he can accomplish at InfoSpace,” said InfoSpace Director and Chair of the Executive Succession Planning Committee Gen. Richard D. Hearney. “He was the natural choice to lead InfoSpace into the next phase of its development.”

More About Jim Voelker

At NEXTLINK, Voelker directed strategic and operational initiatives from inception and was responsible for the development and execution of tactical plans and organizational structures, recruiting employees and capital fundraising.

During his tenure, the Company raised nearly $2.5 billion in capital, including an initial public offering, deployed more than $1 billion in network assets, launched services in more than 30 markets and grew organic revenues to $250 million and employees to 2,500.

Voelker retired voluntarily from NEXTLINK in 1998.

Prior to NEXTLINK, Voelker served as CEO and board director of U.S. Signal. As Chairman of City Signal in 1991, Voelker oversaw the merger of City Signal with Teledial to create U.S. Signal.

Voelker serves as an independent director for Monet Mobile Wireless and as an advisor to Providence Equity Partners and Pivotal Partners.

About InfoSpace, Inc.

InfoSpace, Inc. (NASDAQ: INSP) provides wireless and Internet software and application services. The Company develops software technologies that enable customers to efficiently offer a broad array of network-based services under their own brand to any device. InfoSpace corporate information can be found at http://www.infospaceinc.com/.

This release contains forward-looking statements relating to the development of InfoSpace, Inc.’s products and services and future operating results, including statements regarding the appointment of James. F. Voelker to the position of chairman, chief executive officer and president, that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect InfoSpace’s actual results include the progress and costs of the development of our products and services and the timing of market acceptance of those products and services. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in InfoSpace’s most recent Quarterly Report on Form 10-Q, in the section entitled “Factors Affecting Our Operating Results, Business Prospects and Market Price of Stock.” Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Contacts
InfoSpace, Inc.
Steve Stratz
(425) 709-8167
(206) 300-9134
steve.stratz@infospace.com

Text 100
Minou Nguyen
(206) 851-7666
minoun@text100.com